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                                                                       Exhibit J

      REGISTRATION RIGHTS AGREEMENT made as of the 22nd day of October, 1999.

BY AND AMONG:

            INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated under the laws of the State of Nevada,

            (sometimes referred to herein as "IMSC" or the "Company"),

                                                              OF THE FIRST PART,

                                    - and -

            SOUTHBRIDGE EQUITIES INC.,
            a corporation incorporated under the laws of the Province of Ontario,

            (hereinafter called the "Shareholder"),

                                                             OF THE SECOND PART.

WHEREAS:

A. In connection with the subscription agreement by and among IMSC, International Menu Solutions Inc., a corporation formed under the laws of the Province of Ontario, Canada ("IMSI") and the Shareholder of even date herewith (the "Subscription Agreement"), IMSI has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Shareholder an aggregate of 1,555,556 Special Warrants entitling the Shareholder to receive, upon exercise, either: (i) securities of IMSI which are exchangeable for an equivalent or greater number of shares of common stock of the Company (the "Exchangeable Shares"); or (ii) upon the occurrence of certain events, an equivalent or greater number of shares of common stock of the Company, (all shares of IMSC issuable or obtainable under the Special Warrants being referred to herein as the "IMSC Shares"), which Shares will have the rights ascribed to them in the rights, privileges, restrictions and conditions attaching to such IMSC Shares as set out in the constating documents of IMSC;

B. In connection with certain share purchase agreements to be executed between the Shareholder and certain third parties (the "Purchase Agreements"), the Shareholder has agreed to acquire 266,667 IMSC Shares from such third parties (the "Purchased Shares"); and

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C.    To induce the Shareholder to execute and deliver the Subscription
      Agreement and the Purchase Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws with respect to the IMSC Shares:

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholder hereby agree as follows:

1. DEFINITIONS.

      Unless otherwise defined in this agreement or in the recitals hereto, the following terms shall be deemed to have the following meanings:

      (a) "Common Stock" means common shares in the capital stock of IMSC, as such shares are subdivided, consolidated or changed from time to time;

      (b) "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency;

      (c) "Register", "registered", and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC");

      (d) "Registerable Securities" means the IMSC Shares and the Purchased Shares proposed to be registered pursuant to the provisions hereof and, in respect of such Purchased Shares and the IMSC Shares to be issued pursuant to the exercise of the Special Warrants or the exchange of the Exchangeable Shares, such number of shares of Common Stock which may be acquired on such exchange or exercise in the event that prior to the filing of the Registration Statement or at any time thereafter an event occurs which increases the number of IMSC Shares which may be acquired on exercise of the Special Warrants or the exchange of the Exchangeable Shares;

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      (e)   "Registration Statement" means a registration statement of the
            Company filed under the 1933 Act.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

2.1 REGISTRATION STATEMENT.

The Company shall prepare, and, on or prior to March 31, 2000, file with the SEC a Registration Statement on Form SB-2 (the "Registration Statement") or, if such form is unavailable for such a registration, on such other form as is available for such a registration for the Registerable Securities, which Registration Statement shall include not less than 2,288,890 shares of Common Stock of IMSC (inclusive of the Registerable Securities). The Company shall cause the Registration Statement to become effective within five (5) business days after receipt of notice from the SEC that it has no further comments.

3. REGISTRATION PROVISIONS.

3.1 The Company shall file the Registration Statement with respect to the Registerable Securities on or prior to March 31, 2000, for the registration of the Registerable Securities pursuant to Section 2.1 and use its best efforts to cause such Registration Statement relating to the Registerable Securities to become effective as promptly thereafter as possible and keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date upon which the Shareholder has sold all of its Registerable Securities, and (ii) the date which is three (3) years after the effective date of the Registration Statement (the "Registration Period").

3.2 The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registerable Securities of the Company covered by the Registration Statement (as such securities may be split, reverse split or otherwise changed from time to time and in order to give full effect to any stock dividends or similar transactions applicable to the Registerable Securities).

3.3 The Company shall furnish to the Shareholder without charge promptly after the same is prepared and filed with the SEC at least ten (10) copies of the Registration

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      Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and the prospectus(es) included in such Registration Statement.

3.4 The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Shareholder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

3.5 The Company shall hold in confidence and not make any disclosure of information concerning the Shareholder provided to the Company unless in the opinion of its legal counsel (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Shareholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Shareholder and allow the Shareholder, at the Shareholder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.6 The Company shall cooperate with the Shareholder so as to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registerable Securities.

3.7 The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

3.8 The Company shall furnish, without charge, to the Shareholder such number of Prospectuses and other documents incident thereto as the Shareholder from time to time reasonably requests in writing in order to facilitate the disposition of the Registerable Securities in accordance with the plan of disposition set forth for the Shareholder in the Registration Statement of which such Prospectus forms a part.

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3.9   The Company shall use its best efforts, concurrently with the filing of a
      Registration Statement with the SEC, to register or qualify the Registerable Securities included in such Registration Statement for sale under the securities or "blue sky" laws of such number of state securities commissions as the Shareholder may reasonably request (not to exceed 10 states), except that IMSC shall not be required in connection therewith to execute a general consent to service of process or to qualify to do business in any state. The Company shall only be responsible for the expenses associated with "blue sky" registration in up to 10 states and the Shareholder shall be solely responsible and shall indemnify the Company for all expenses associated with registration in any additional states.

3.10 The Company shall notify the Shareholder promptly and (if requested by the Shareholder) confirm such notice in writing (i) when a Registration Statement or post-effective amendment to a Registration Statement has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by IMSC of any notification with respect to the suspension or threat of suspension of the qualification of any of the Registerable Securities for sale in any state in which such sale has previously been qualified or the initiation of any proceeding for such purpose, or (iv) of the occurrence of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires any revisions to the Registration Statement or Prospectus so that they do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.11 The Company shall, upon the occurrence of any event referred to in Section 3.10(ii) or (iv) above, use its best efforts to promptly prepare a post-effective amendment to the applicable Registration Statement or supplement to the related Prospectus so that, as thereafter delivered to the purchasers of the Registerable Securities being sold thereunder, such Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

3.12 The Company shall make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or suspending the qualification of the Registerable Securities for sale in any state where they have previously been qualified.

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3.13  The Company shall cause all such Registerable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

4. PIGGYBACK REGISTRATIONS.

4.1 For a period of three years from the date of this Agreement, whenever the Company proposes to register any of its equity securities under the 1933 Act (other than by a registration on Form S-4 or S-8, or any successor or similar forms) and the registration form to be used may be used for the registration of Registerable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to the Shareholder of its intention to effect such a registration and shall include in such registration all Registerable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

4.2 The registration expenses (exclusive of legal counsel) of the Shareholder shall be paid by the Company in all Piggyback Registrations.

4.3 If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registerable Securities requested to be included in such registration.

4.4 If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities or securities convertible into the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, the Registerable Securities requested to be included in such registration.

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5. OBLIGATIONS OF THE SHAREHOLDER.

      (a) At least thirty (30) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Shareholder in writing of the information the Company requires from the Shareholder if the Shareholder elects to have any of the Shareholder's Registerable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registerable Securities that the Shareholder shall furnish to the Company such information regarding itself, as shall be reasonably required to effect the registration of such Registerable Securities.

      (b) As a precondition to the Company's obligations under this agreement, the Shareholder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder (and any amendments thereto), unless the Shareholder has notified the Company in writing of the Shareholder's election to exclude all of the Shareholder's Registerable Securities from the Registration Statement.

6. INDEMNIFICATION AND CONTRIBUTION.

      (a) IMSC shall indemnify and hold harmless the Shareholder, its directors and officers (if any), each underwriter, within the meaning of the 1933 Act, who may purchase from or sell for the Shareholder any Registerable Securities and any person or entity who "controls" any of the foregoing within he meaning of the 1933 Act (each, a "Seller") from and against any and all losses, claims, damages, liabilities and expenses (including without limitation, amounts paid in settlement of any litigation, commenced or threatened, or claim based upon matters covered by the indemnities provided for in this sentence, and expenses reasonably incurred in defending against any such commenced or threatened litigation or claims), joint or several, to which such Seller may become subject which arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or alleged untrue statement or omission or alleged

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            omission based solely upon written information furnished or required to be furnished to IMSC by a Seller expressly for use therein.

      (b) Each Seller, severally and not jointly, shall be obligated to indemnity IMSC, its directors and officers and each person, if any, who "controls" IMSC within the meaning of the 1933 Act (each, an "IMSC Affiliate"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, amounts paid in settlement of any litigation, commenced or threatened, or claim based upon mattes covered by the indemnities provided for in this sentence, and expenses reasonably incurred in defending against any such commenced or threatened litigation or claims), joint or several, to which such IMSC Affiliate may become subject which arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or other document incident to any registration, qualification or compliance (or in any written related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, based solely upon written information furnished or required to be furnished to IMSC by a Seller expressly for use therein, provided that the maximum liability of the Shareholder pursuant to this paragraph (b) shall be limited to the net amount of proceeds received by the Shareholder from the sale of Registerable Securities pursuant to such Registration Statement.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different form or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal such legal defenses and to

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            otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the unindemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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7. EXPENSES OF REGISTRATION.

All reasonable expenses incurred in connection with a registration, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration fees, filing fees, fees and expenses of compliance with blue sky laws (subject to Section 3.9 hereof), underwriters fees and disbursements (in respect of underwriters engaged by the Company only), accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company. Fees of counsel to the Shareholder shall be borne exclusively by the Shareholder.

8. REPORTS UNDER THE 1934 ACT.

With a view to making available to the Shareholder the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Shareholder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144;

      (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended, (the "1934 Act") so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

      (c) furnish to the Shareholder so long as the Shareholder owns IMSC Shares promptly upon request, (i) a certificate of the Secretary of the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and, (iii) such other information as may be reasonably requested to permit the Shareholder to sell the Registerable Securities pursuant to Rule 144 without registration.

9. AMENDMENTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Shareholder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Shareholder and the Company.

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10. GENERAL.

      (a) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, the business day following the date sent by facsimile (with receipt confirmed); (iii) three (3) days after being sent by mail, or (iv) one (1) day after deposit with an internationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers of such communications shall be:

            If to the Company:

            International Menu Solutions Corporation
            350 Creditstone Road
            Concord, Ontario
            L4K 3Z2
            Attention: Michael A. Steele
            Telecopier No.: (905) 660-4585

            with a copy to:

            McCarter Grespan Robson Beynon
            675 Riverbend Drive
            Kitchener, Ontario
            N2K 3S3
            Attention: Thomas D. Beynon, Q.C.
            Telecopier No.: (519) 742-1841

            If to the Shareholder:

            c/o Southbridge Inc.
            150 Water Street South
            Cambridge, Ontario
            N1R 3E2
            Attention: Lynda King
            Telecopier No.: (519) 621-8144

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            with a copy to:

            Gowling Strathy & Henderson
            50 Queen Street North
            Suite 1020
            Kitchener, Ontario
            N2H 6M2
            Attention: F. John Durdan
            Telecopier No.: (519) 571-5035

            If to the Shareholder, to its address and facsimile number as above-noted, with copies to the Shareholders counsel as above-noted. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

      (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. In any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      (e) This Agreement and the Subscription Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Subscription Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      (f) This Agreement shall inure to the benefit and of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement and the rights hereunder shall not be assigned by any of the parties of this Agreement without the prior consent of all of the parties hereto.

      (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (h) This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF the parties hereto have executed this Registration Rights Agreement to be executed as of day and year first above written.

                                        INTERNATIONAL MENU SOLUTIONS
                                        CORPORATION

                                        Per: /s/ [ILLEGIBLE]
                                             -----------------------------------

                                        Title: President
                                               ---------------------------------


                                        SOUTHBRIDGE EQUITIES INC.

                                        Per: /s/ Michael Peterson
                                             -----------------------------------
                                                 Michael Peterson
                                        Title:   Vice-President

                                        Per: /s/ Lynda King
                                             -----------------------------------
                                                 Lynda King
                                        Title:   Vice-President Finance